EXHIBIT 21.1


                              LIST OF SUBSIDIARIES

         Humphrey Hospitality Trust, Inc. owns 100% of the voting securities of the corporations listed below.

         Subsidiary                             Jurisdiction of Incorporation

         Humphrey Hospitality REIT Trust             Maryland
         E&P REIT Trust                              Maryland

         Humphrey Hospital REIT Trust owns 92.79% of Humphrey Hospitality Limited Partnership, a Virginia limited partnership.

         Humphrey Hospitality Limited Partnership owns 99.0% of Solomon's Beacon Inn Limited Partnership, a Maryland limited partnership.

         Humphrey Hospitality Trust, Inc. owns 99.0% of E&P Financing Limited Partnership, a Virginia limited partnership.

         Supertel Hospitality, Inc. owned 100% of the voting securities of the corporations listed below.

         Subsidiary                             Jurisdiction of Incorporation

         Simplex, Inc.                               Nebraska
         Motel Developers, Inc.                      Nebraska